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Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We consent to the incorporation by reference in the Registration Statements of Aerovox Incorporated on Form S-8 (File Nos. 33-35029, 33-35030, 33-35031, 33-68940 and 33-86092, 33-03693 and 33-11615) of our reports dated February 17,
1997, on our audits of the consolidated financial statements and the financial statement schedule of Aerovox Incorporated as of December 28, 1996 and December 30, 1995 and for the years ended December 28, 1996, December 30, 1995, and December 31, 1994 which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                           BY /s/ COOPERS & LYBRAND L.L.P.
                                           -------------------------------
                                           COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 24, 1997